Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Vicor Corporation:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Boston, Massachusetts

July 26, 2019